                                                                Exhibit 23.2


                        CONSENT OF ARTHUR ANDERSEN LLP
                        ------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement (Registration No. 333-18767).

                                        ARTHUR ANDERSEN LLP

Cleveland, Ohio,

 February 12, 1997